EXHIBIT 5.1

                                NASCHITZ BRANDES

                       NASCHITZ, BRANDES & CO. ADVOCATES
                     5 TUVAL STREET, TEL-AVIV 67897 ISRAEL
                    TEL. 972-3-623-5000 FAX: 972-3-623-6006

                        BRANCH OFFICE: 2 PAL-YAM AVENUE,
                CITY WINDOWS, OREN BUILDING, HAIFA 33095 ISRAEL
                    TEL: 972-4-864-4433 FAX: 972-4-864-4833

                                 WWW. NBLAW.COM


                            Tel-Aviv, June 29, 2004

Commtouch Software Ltd.
1A Hazoran Street
Poleg Industrial Park, P.O. Box 8511
Netanya 42504
Israel
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Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Commtouch Software Ltd. (the "Company") on or about June 29, 2004 under the Securities Act of 1933, as amended, with respect to 8,250,000 Ordinary Shares of the Company available for issuance under the Company's Amended and Restated 1996 CSI Stock Option Plan, the Company's Amended and Restated 1999 Israeli Share Option Plan, and the Amended and Restated Commtouch Software Ltd. 1999 Non-employee Directors Stock Option Plan (together, the "Plans").

         As special Israeli counsel to the Company, we have exammined such corporate records and documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we are of the opinion that, when such Ordinary Shares are issued and sold pursuant to the applicable provisions of such Plans and in accordance with the Registration Statement, such Ordinary Shares will be legally and validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                  Very truly yours,

                                  /s/ NASCHITZ, BRANDES & CO.
                                  ---------------------------
                                  Naschitz, Brandes & Co.